Exhibit 99

[This exhibit consists of a copy of the description of the Stock Purchase Plan incorporated by reference in Item 5.02 of the report with which this exhibit is filed.]

Description of the Stock Purchase Plan

The following is a summary of the material terms of the Stock Purchase Plan. Capitalized terms used in this summary have the meaning set forth in the Stock Purchase Plan. The complete text of the Stock Purchase Plan is set forth in Appendix D to this Proxy Statement, and stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix D.

Purpose of the Stock Purchase Plan. The Stock Purchase Plan is a broad-based employee stock purchase plan providing eligible union and management employees of the Company and its participating affiliates and members of the Board of Directors of the Company with the opportunity to purchase shares of Company Common Stock with a discount from the prevailing market price of a share of Company Common Stock through matching contributions from the Company or its participating affiliates (referred to herein as a “Company matching contribution”) equal to 11.11 percent of a participant’s contribution. Approval of the Stock Purchase Plan will continue to allow purchases of shares of Company Common Stock to be made in a convenient manner, through payroll deductions or cash payments, and without any fees, commissions or charges payable by participants, other than the purchase price.

Term of the Stock Purchase Plan. The maximum term of the Stock Purchase Plan is ten years following approval by the Company’s stockholders, unless an extension of the term is subsequently approved by stockholders. If the Stock Purchase Plan is approved by stockholders at the Annual Meeting, the Stock Purchase Plan will continue in operation until May 20, 2034.

Eligibility and Participation. Employees of the Company and its participating affiliates are eligible to participate in the Stock Purchase Plan. In addition, members of the Board of Directors of the Company are also eligible. As of December 31, 2023, the eligible participants included approximately 14,000 employees, 10 executive officers of the Company and participating affiliates and 11 non-employee members of the Board of Directors of the Company. As of December 31, 2023, more than 58% of employees of the Company and its participating affiliates were participating in the Expiring Stock Purchase Plan.

Available Shares and Investment Limits. The maximum number of shares of Company Common Stock authorized for issuance pursuant to the Stock Purchase Plan is ten million (10,000,000), subject to adjustment by reason of stock split, spinoff, recapitalization, merger, consolidation, or similar corporate transaction that affects shares of Company Common Stock. Eligible participants, other than non-employee members of the Board of Directors of the Company, may contribute a percentage of their base pay of up to 20 percent of their pay through payroll deductions, subject to a maximum amount, excluding dividend reinvestments, of $25,000 during any calendar year. Non-employee members of the Board of Directors of the Company may invest under the Stock Purchase Plan through cash payments, subject to a maximum amount, excluding dividend reinvestments, of $25,000 during any calendar year. The maximum annual benefit under the Stock Purchase Plan available to a participant is $27,777.78 (excluding dividend reinvestments and brokerage commissions), based on the maximum annual Company matching contribution available to a participant who makes the maximum annual contribution of $25,000. Dividends paid on shares of Company Common Stock held under the Stock Purchase Plan are reinvested in additional shares, unless otherwise directed by the participant.

Source of Shares. Shares of Company Common Stock purchased under the Stock Purchase Plan may be authorized, but unissued, shares of Company Common Stock or treasury shares of Company Common Stock purchased directly from the Company by the agent that the Company appoints to administer the Stock Purchase Plan (“New Shares”), or shares of Company Stock purchased by the agent on any securities exchange where shares are traded, in the over-the-counter market, or in negotiated transactions (“Shares Purchased on the Open Market”).

Dilution. Total potential dilution (as a percentage of the 345,510,031 shares of Company Common Stock outstanding as of January 31, 2024) associated with the ten million (10,000,000) shares of Company Common Stock authorized under the Stock Purchase Plan is 2.9%. Under the Expiring Stock Purchase Plan, participants purchased 751,702 shares of Company Common Stock for $69.0 million in 2023; 744,932 shares of Company Common Stock for $68.2 million in 2022 and 957,866 shares of Company Common Stock for $70.3 million in 2021, including dividend reinvestments. Annual dilution in each of 2023 and 2022 was 0.2% and 0.3% in 2021. Annual dilution equals shares purchased divided by the number of shares of Company Common Stock outstanding at the beginning of the year. The actual dilution associated with the shares of Company Common Stock to be issued under the Stock Purchase Plan prior to its scheduled termination on May 20, 2034 is not determinable at this time, and will depend on the amounts invested by participants and the purchase price of the shares of Company Common Stock at various future dates. In addition, the Company may from time to time determine whether shares of Common Stock purchased under the Stock Purchase Plan will be Shares Purchased on the Open Market (which would not be dilutive) or New Shares. Potential dilution amount is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports the Company files with the SEC.

Purchase Price of Shares The purchase price to participants for Company Common Stock under the Stock Purchase Plan is calculated by the Stock Purchase Plan third-party agent as soon as practicable after the end of each calendar month, who will assign a stock price for any contributions made by payroll deduction during such calendar month, cash contributions received through the 15th of such calendar month, any dividends to be reinvested that calendar month, if any, and related contributions made by the Company or its participating affiliates. The price assigned to each share of Company Common Stock will be the closing price of a share of Company Stock on the last business day of such calendar month, as reported on the New York Stock Exchange. All brokerage commissions and other reasonable expenses of purchase incurred by the agent in the purchase of shares of Company Common Stock under the Stock Purchase Plan for participants are paid by the Company or its participating affiliates, as applicable, and are not included in the cost of the shares of Company Common Stock to the participants.

Company Matching Contributions. The Company or its participating affiliates contribute an amount equal to one-ninth of the amount invested by each participant (including dividend reinvestments)—$1 for each $9 invested. The maximum Company matching contribution available to a participant annually is $2,778 (excluding dividend reinvestment and brokerage commissions), which is available to participants who make the maximum annual contribution of $25,000.

Holding Period. A participant may at any time withdraw or dispose of shares of Company Common Stock held under the Stock Purchase Plan. However, if the shares of Company Common Stock have been held for less than one year, the participant is ineligible to make further investments under the Stock Purchase Plan (including dividend reinvestments) until the first day of the 13th calendar month following the calendar month during which the shares of Company Common Stock were purchased.

Modification and Termination of the Stock Purchase Plan. The Company reserves the right and power to suspend, terminate, amend or otherwise modify the Stock Purchase Plan; provided, however, that no suspension, termination, amendment or modification will restrict the right of any participant to withdraw all full shares of Company Common Stock held under the Stock Purchase Plan, and to receive the net proceeds, after expenses of sale, of any fractional shares of Company Common Stock held. Any amendment or other modification of the Stock Purchase Plan would, under the New York Stock Exchange listing standards, require stockholder approval if the amendment or modification constituted a material revision under the listing standards.

Other. The Stock Purchase Plan is not a qualified “employee stock purchase plan” under Sections 423 or 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.